EXECUTION COPY

MUTUAL RELEASE AGREEMENT

MUTUAL RELEASE (this “Mutual Release”), dated as of June 21, 2010 and effective as of the Closing (as defined under the Letter Agreement (as defined below)), among ValueAct SmallCap Master Fund, L.P., a limited partnership organized under the laws of the British Virgin Islands (“VAC”), Antiphony (Management Holdings) Limited, a private limited company organized under the laws of England and Wales (“Newco”), Nathaniel MacLeitch (“MacLeitch”), Jonathan Cresswell (“Cresswell” and, together with VAC, Newco and MacLeitch, the “VAC/AMV Founders Parties”), NeuMedia, Inc., a Delaware corporation (f/k/a Mandalay Media, Inc.) (“NeuMedia”), Twistbox Entertainment, Inc., a Delaware corporation (“Twistbox”), each of Peter Guber, Robert Ellin, Paul Schaeffer, Adi McAbian, Richard Spitz, Ray Schaaf, Keith McCurdy, Russell Burke and James Lefkowitz (collectively, the “NeuMedia/AMV Directors”), and Trinad Management, LLC, a Delaware limited liability company (“Trinad” and together with NeuMedia, Twistbox and the NeuMedia/AMV Directors, the “NeuMedia Parties”) (each a “Party” and collectively, the “Parties”).

WHEREAS, certain of the VAC/AMV Founders Parties, NeuMedia, an affiliate of Peter Guber and Trinad have entered into that certain Letter Agreement, dated as of the date hereof (the “Letter Agreement”); and

WHEREAS, as part of the transactions contemplated by the Letter Agreement and the other Transaction Documents, the Parties wish to release certain known and unknown claims which they may have against each other.

NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Letter Agreement.

2.           Effectiveness.  This Mutual Release shall become immediately and automatically effective without any further action by the Parties upon the Closing.  In the event of a termination of the Letter Agreement pursuant to Section 10 of the Letter Agreement, this Mutual Release shall be void and of no force and effect ab initio.

3.           Release by the VAC/AMV Founders Parties.  In partial consideration of the benefits received by it/him pursuant to the Letter Agreement, each VAC/AMV Founders Party, on behalf of itself/himself and each of its/his respective Related Parties (as defined below) (collectively, the “VAC/AMV Founders Releasing Parties”) hereby releases, acquits and forever discharge the NeuMedia Parties and their respective Related Parties (other than, in the case of NeuMedia, AMV and its subsidiaries and its and their respective directors, officers, employees, partners, equityholders, representatives, attorneys, financial advisors, accountants and other professional advisors and agents and each of its and their respective successors and assigns) (collectively, the “NeuMedia Released Parties”) from any and all claims, obligations, suits, judgments, Damages, rights and causes of action whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise (“Claims”), based in whole or in part on any act, omission, transaction or occurrence from the beginning of time through the Closing arising from or relating to any aspect of the dealings or relationships between or among any VAC/AMV Founders Releasing Party, on the one hand, and any NeuMedia Released Party, on the other hand (the “Released Matters”); provided, however, that (x) nothing contained herein shall operate to release any NeuMedia Released Party from any act or omission that constitutes fraud and (y) the foregoing release shall not apply to any obligations arising under, in connection with or contemplated by the Letter Agreement or any other Transaction Document.  “Related Parties” means, with respect to any Party, such Party’s affiliates and its and their respective directors, officers, employees, partners, equityholders, representatives, attorneys, financial advisors, accountants and other professional advisors and agents and each of its and their respective successors and assigns.

4.           Release by the NeuMedia Parties.  In partial consideration of the direct and indirect benefits received by it/him pursuant to the Letter Agreement, each NeuMedia Party on behalf of itself/himself and each of its/his respective Related Parties (collectively, the “NeuMedia Releasing Parties”) hereby releases, acquits and forever discharge the VAC/AMV Founders Parties and each of their respective Related Parties (collectively, the “VAC/AMV Founders Released Parties”) from any and all Claims based in whole or in part on any Released Matters; provided, however, that (x) nothing contained herein shall operate to release any VAC/AMV Founders Released Party from any act or omission that constitutes fraud and (y) the foregoing release shall not apply to any obligations arising under, in connection with or contemplated by the Letter Agreement or any other Transaction Document.

5.           Unknown Claims.  The Parties are aware that they may hereafter discover claims or facts in addition to or different from those the Parties now know or believe to be true with respect to the matters addressed by this Mutual Release.  Nevertheless, it is the intention of the VAC/AMV Founders Parties and the NeuMedia Parties, on behalf of themselves and their respected Related Parties, to fully, finally and forever settle and release all such matters, whether known or unknown, suspected or unsuspected, that now exist, may exist or heretofore have existed.

6.           Letter Agreement.  Notwithstanding anything in this Mutual Release to the contrary, nothing herein shall be deemed to release, waive, modify, amend or otherwise affect the rights, duties, obligations or liabilities of parties to the Letter Agreement.

7.           Independent Counsel.  The Parties have consulted with legal counsel prior to signing this Mutual Release, and execute this Mutual Release voluntarily, with the intention of fully and finally extinguishing the Released Matters.

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8.           No Benefit to Third Parties.  Nothing in this Mutual Release, express or implied, is intended to confer upon any Person other than the VAC/AMV Founders Released Parties and the NeuMedia Released Parties (which are express third party beneficiaries hereof) or their respective successors or permitted assigns, any right or remedy under or by reason of this Mutual Release.

9.           Further Assurances.  Subject to the other provisions of this Mutual Release, the Parties hereto agree to execute, acknowledge and deliver such further documents, and do all such other acts and things, as may be required by law or as may be necessary, advisable or convenient to carry out the intent and purpose of this Mutual Release.

10.         No Admission.  Nothing contained herein shall be construed as an admission by any of the Parties of any liability of any kind to any of the other Parties or to any other Person, all such liability being expressly denied.

11.         Amendment and Waiver.  This Mutual Release may not be amended except by an instrument in writing signed on behalf of each of the Parties.

12.         Governing Law.  This Mutual Release shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13.         Jurisdiction; Service of Process.  The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Mutual Release shall be brought exclusively in federal or state courts located in Wilmington, Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  The Parties agree that any or all of them may file a copy of this Section 13 with any court as written evidence of the knowing, voluntary and bargained agreement among the Parties irrevocably to waive any objections to jurisdiction, venue or convenience of forum.  Process in any proceeding referred to in this Section 13 may be served on any Party anywhere in the world and service via registered U.S. mail (or other equivalent) shall be deemed sufficient service in any such suit, action or proceeding.

14.         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS MUTUAL RELEASE.

15.         Headings.  The section headings, titles and subtitles used in this Mutual Release are solely for convenience and shall not be used in interpreting this Mutual Release and shall not be construed in any way to limit, modify or affect the terms of this Mutual Release.

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16.         Counterparts.  This Mutual Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Mutual Release by facsimile or PDF shall be effective as delivery of a manually executed counterpart to this Mutual Release.

17.         Mutual Drafting.  None of the Parties shall be considered the drafter of this Mutual Release for the purpose of any statue, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused this Mutual Release to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

VAC:	VALUEACT SMALLCAP MASTER FUND, L.P.

By:
Name:
Title:

MacLeitch
Nathaniel MacLeitch

Cresswell:
Jonathan Cresswell

NeuMedia:	NEUMEDIA, INC.

By:
Name:
Title:

Twistbox:	TWISTBOX ENTERTAINMENT, INC.

By:
Name:
Title:

NeuMedia/AMV Directors:
Peter Guber

Robert Ellin

Paul Schaeffer

Signature Page to Mutual Release Agreement

Adi McAbian

Richard Spitz

Ray Schaaf

Keith McCurdy

Russell Burke

James Lefkowitz

Trinad:	TRINAD MANAGEMENT, LLC

By:
Name:
Title:

Signature Page to Mutual Release Agreement

Newco:	ANTIPHONY (MANAGEMENT HOLDINGS) LIMITED

By:
Name: Allison Bennington
Title: Director

Signature Page to Mutual Release Agreement